Exhibit 8.1

February 22, 2023

Core Laboratories N.V.

Van Heuven Goedhartlaan 7 B

1181 LE Amstelveen

The Netherlands

Re: Exhibit 8.1 Tax Opinion

Ladies and Gentlemen:

We have acted as U.S. counsel for Core Laboratories N.V., a public limited company (naamloze vennootschap) incorporated under the laws of the Netherlands (“Core Lab N.V.”), in connection with the preparation of the registration statement on Form S-4 (File No. 333-269259) initially filed by Core Laboratories Luxembourg S.A., a public limited company (societe anonyme) incorporated under the laws of Luxembourg (“Core Lab Luxembourg”), with the Securities and Exchange Commission, including the combined proxy statement/prospectus forming a part thereof (as amended through the date hereof, the “Registration Statement”).1 In connection with the Registration Statement, you have requested our opinion as to certain U.S. federal income tax matters set forth in the section entitled “Material U.S. Federal Income Tax Considerations—U.S. Holders—U.S. Federal Income Tax Consequences of the Transaction to U.S. Holders” (the “U.S. Tax Disclosure”).

In providing our opinion, we have examined the Registration Statement, the Merger Plan and such other documents, records, and papers as we have deemed necessary or appropriate to give the opinion set forth herein. Further, in providing our opinion, we have made certain reasonable assumptions (without any independent investigation or review thereof), including that:

(i)

the Transaction will be consummated in accordance with the provisions of the Merger Plan and the other agreements referred to therein and as described in the Registration Statement (and no covenants or conditions described therein and affecting this opinion will be waived or modified), and the Transaction will have effect under applicable corporate law as described in the Merger Plan, the other agreements referred to therein and as described in the Registration Statement;

(ii)

all of the information, facts, statements, representations, covenants, and assumptions set forth in (A) the Merger Plan, the Registration Statement, the other agreements entered into in connection with the Merger Plan and the Registration Statement and other documents referenced therein, and Core Lab N.V.’s other public filings (collectively, the “Documents”), and (B) the officer certificates provided to us by Core Lab N.V. and Core Lab Luxembourg (the “Officer Certificates”) are true, correct, and complete in all respects and will remain true, correct, and complete in all respects at all times up to and including the completion of the Transaction, and no actions have been taken or will be taken that are inconsistent with the factual statements, descriptions, or representations therein or that will make any such factual statements, descriptions, or representations untrue, incomplete, or incorrect through the consummation of the Transaction;

[1]	Except as otherwise provided, capitalized terms used but not defined herein have the meaning ascribed to them in the Registration Statement.

Vinson & Elkins LLP Attorneys at Law Austin Dallas Dubai Houston Los Angeles London New York Richmond Riyadh San Francisco Tokyo Washington	845 Texas Avenue, Suite 4700 Houston, TX 77002 Tel +1.713.758.2222 Fax +1.713.758.2346 velaw.com

Core Laboratories N.V. February 22, 2023 Page 2

(iii)

any representations and statements made in any of the Documents or the Officer Certificates qualified by knowledge, belief, or materiality (or comparable qualification) are true, complete, and correct in all respects and will continue to be true, complete, and correct in all respects at all times up to and including the completion of the Transaction, in each case, without such qualification;

(iv)

the Documents represent the entire understanding of the parties with respect to the Transaction, there are no other written or oral agreements regarding the Transaction other than the Merger Plan and the other agreements referred to therein, and none of the material terms and conditions thereof have been or will be waived or modified;

(v)

all documents, records, and papers submitted to us as originals (including signatures thereto) are authentic; all documents, records, and papers submitted to us as copies conform to the originals; all relevant documents, records, and papers have been or will be, as applicable, duly executed in the form presented to us; and all parties to such documents, records, and papers had or will have, as applicable, the requisite corporate powers and authority to enter into such documents, records, and papers and to undertake and consummate the Transaction; and

(vi)	all applicable reporting requirements have been or will be satisfied.

If any of the assumptions described above are untrue for any reason, our opinion may be adversely affected.

Our opinion is based on current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the legislative history to the Code, the Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service, case law, and such other authorities as we have considered relevant, all as in effect as of the date hereof. Our opinion is limited to U.S. federal income tax law, and we express no opinion on the application of any other law, including non-U.S. law or U.S. state or local law, to any aspect of the Transaction. The authorities upon which our opinion is based are subject to change or differing interpretations, possibly with retroactive effect. Any change in applicable laws or facts and circumstances surrounding the Transaction, or any inaccuracy in the statements, facts, assumptions, and representations on which we have relied, may affect the validity of our opinion. We assume no responsibility to inform you of any such change or inaccuracy that may occur or come to our attention (or to supplement or revise our opinion to address any such change or inaccuracy) subsequent to the date hereof. No opinion is expressed as to any transactions other than the Merger and the U.S. Redomestication occurring in connection with the Transaction, or as to any matter other than those specifically covered by this opinion. In particular, this opinion is limited to the matters discussed in the U.S. Tax Disclosure and does not address (i) the U.S. federal income tax treatment of any shareholder subject to special rules under the Code or the Treasury Regulations, as further described in the U.S. Tax Disclosure, (ii) any matter arising in connection with Section 367 of the Code, or (iii) any matter arising in connection with the “passive foreign investment company” rules of Sections 1291–1297 of the Code. Further, statements contained therein that Core Lab N.V., Core Lab Luxembourg or Core Lab Delaware “believes,” “expects,” “intends,” or other similar phrases are not legal conclusions and do not constitute our opinion.

Based upon and subject to the foregoing, we confirm that the statements set forth in the Registration Statement under the heading “Material U.S. Federal Income Tax Considerations—U.S. Holders—U.S. Federal Income Tax Consequences of the Transaction to U.S. Holders,” insofar as they address the material U.S. federal income tax considerations of the Merger and the U.S. Redomestication for beneficial owners of Core Lab N.V. Common Shares and Common Stock of Core Lab Luxembourg, respectively, and discuss matters of U.S. federal income tax law and regulations or legal conclusions with respect thereto, except to the extent stated otherwise therein, are our opinion, subject to the assumptions, qualifications, and limitations stated herein and therein. This opinion is rendered solely in connection with the filing of the Registration Statement and is not to be relied upon for any other purpose.

Core Laboratories N.V. February 22, 2023 Page 3

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references therein to us. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Vinson & Elkins L.L.P. Vinson & Elkins LLP